EXHIBIT 5
Opinion of Counsel

Lansing 313 S. Washington Square Lansing MI 48933 Detroit 333 W. Fort Street - Suite 1400 Detroit MI 48226	Southfield 28411 Northwestern Highway, Suite 500 Southfield MI 48034 Holland 151 Central Avenue - Suite 260 Holland MI 49423	Grand Rapids 1700 E. Beltline NE - Suite 200 Grand Rapids MI 49525 St. Joseph 800 Ship Street - Suite 105 St. Joseph MI 49085

Walter S. Foster
  1878-1961
Richard B. Foster
  1908-1996
Theodore W. Swift
  1928-2000
John L. Collins
  1926-2001

Webb A. Smith
Scott A. Storey
Charles A. Janssen
Charles E. Barbieri
Scott L. Mandel Michael D. Sanders
Brent A. Titus
Brian G. Goodenough	Matt G. Hrebec
Deanna Swisher
Thomas R. Meagher
Douglas A. Mielock
Scott A. Chernich
Paul J. Millenbach
Dirk H. Beckwith
Brian J. Renaud
Lynwood P. VandenBosch
Lawrence Korolewicz
James B. Doezema
Anne M. Seurynck
Michael D. Homier
Scott H. Hogan
Richard C. Kraus
Benjamin J. Price
Michael R. Blum	Jonathan J. David
Andrew C. Vredenburg
Julie I. Fershtman
Todd W. Hoppe
Jennifer B. Van Regenmorter
Thomas R. TerMaat
Frederick D. Dilley
David R. Russell
Joel C. Farrar
Laura J. Genovich
Karl W. Butterer, Jr.
Mindi M. Johnson
Ray H. Littleton, II
Jack L. VanCoevering
Anna K. Gibson
Patricia J. Scott
Nicholas M. Oertel	Alicia W. Birach
Adam A. Fadly
Michael J. Liddane
Ryan E. Lamb
Clifford L. Hammond
Mathew S. Fedor
Andrea Badalucco
John W. Mashni
Stephanie Gismondi
Leslie A. Abdoo
Julie L. Hamlet
Michael C. Zahrt
Gilbert M. Frimlet
Stephen W. Smith
Mark T. Koerner
Warren H Krueger, II
Sarah J. Gabis	Amanda Afton Martin
Steven J Tjapkes
Jacqueline A Dupler
Daniel S. Zick
Scott R. Forbush
Taylor A. Gast
Rachel G. Olney
Tyler J. Olney
Mark J. DeLuca
Thomas K. Dillon
Robert A. Easterly
Robert A. Hamor
Michael A. Cassar
Hilary J. McDaniel Stafford
Emily R. Wisniewski
Amanda J Dernovshek
Lydia H. Kessler	Brandon M. H. Schumacher
Alexander J. Thibodeau
Cody A. Mott
Alaina M. Nelson
Caroline N. Renner
Joseph B. Gale
Sydney T. Steele
DeVaughn J. Swanson
Kaitlyn E. Manley
Katherine A. Ruttkofsky
Anthony M. Dalimonte
Jim W. Scales
Mariah M. Silverstein
Benjamin C. Dilley

Phone:	517.371.8100	Fax:	517.371.8200	Reply To:	Lansing

February 25, 2022
Isabella Bank Corporation
401 North Main Street
Mt. Pleasant, MI 48858

Ladies and Gentlemen:

RE:	Registration Statement on Form S-8
In connection with the proposed registration of 50,000 shares of common stock of Isabella Bank Corporation (the "Company") covered by the above-captioned Registration Statement, we have examined the Company's Articles of Incorporation, Bylaws, Corporate Minute Book and the Registration Statement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.
Based upon such examination and upon examination of such other instruments and records as we deem necessary, we are of the opinion that:
1.    The Company has been duly incorporated under the laws of the state of Michigan, and is validly existing and in good standing under the laws of that state.

2.    The 50,000 shares of common stock covered by this Registration Statement have been legally authorized and when such shares have been duly delivered to employees against payment therefore as contemplated by the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, such shares will be legally issued, fully paid and nonassessable.
This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit.
Very truly yours,

FOSTER SWIFT COLLINS & SMITH PC

/s/ Foster, Swift, Collins & Smith, P.C.